SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 27, 2006

MANAKOA SERVICES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-27365	88-0440528
(Commission File Number)	(I.R.S. Employer Identification No.)

7203 W. Deschutes Avenue, Suite B, Kennewick, WA 99336
(Address of Principal Executive Offices) (Zip Code)

(509) 736-7000
(Registrant's Telephone Number, Including Area Code)

Section 8 - Other Events

    Item 8.01 Other Events.

On June 27, 2006, Manakoa Services Corporation issued a press release to announce it has retained Martinez-Ayme Securities for Investment Banking Services. Martinez-Ayme Securities of Miami, Florida, will provide a full suite of investment banking services that will aid Manakoa's new business development that addresses the global need for anti-counterfeiting and product diversion technology.

Section 9 - Financial Statements and Exhibits

    Item 9.01 Financial Statements and Exhibits

a) Financial Statements
None

b) Exhibits

Exhibit No. Description

99.1     Press Release issued by MANAKOA SERVICES CORPORATION, dated June 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has duly caused this report to be signed on its behalf by The undersigned hereunto duly authorized.

MANAKOA SERVICES CORPORATION

Date: 6/28/06	By:	/s/ James C. Katzaroff
James C. Katzaroff
Title: Chief Executive Officer